UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
September 6, 2007

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On September 6, 2007, OSI Pharmaceuticals, Inc. (“OSI”) announced that Prosidion Limited reported positive results from a metformin drug interaction study in healthy volunteers with its dipeptidyl peptidase-IV inhibitor, PSN9301. A copy of OSI’s press release, dated September 6, 2007, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On September 7, 2007, OSI provided a summary of data from studies involving Tarceva® (erlotinib) presented during the 12th World Congress on Lung Cancer held September 2, 2007 through September 6, 2007 in Seoul, South Korea. A copy of OSI’s press release, dated September 7, 2007, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     On September 18, 2007, OSI announced that it had received a Notice of Final Determination from the U.S. Patent and Trademark Office that the patent for Tarceva® (erlotinib), U.S. Patent No. 5,747,498, has been extended through November 8, 2018. A copy of OSI’s press release, dated September 18, 2007, is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 6, 2007.

99.2	Press Release dated September 7, 2007.

99.3	Press Release dated September 18, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2007	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 6, 2007.

99.2	Press Release dated September 7, 2007.

99.3	Press Release dated September 18, 2007.